EXHIBIT 23
                                                                      ----------



            Consent of Independent Registered Public Accounting Firm



Board of Directors and Stockholders
Conolog Corporation
5 Columbia Road
Somerville, NJ 08876


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated October 27, 2006, relating to the consolidated financial statements of Conolog Corporation appearing in the Company's Annual Report on Form 10-KSB for the year ended July 31, 2006.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, NJ 08026

November 30, 2006